Exhibit 99.1

VIVINT SOLAR ANNOUNCES THIRD QUARTER 2014 FINANCIAL RESULTS

Megawatts Installed Grew 196% Year-over-Year

Retained Value Grew 172% Year-over-Year

Closed 91 Megawatts of Tax Equity Funding with Two New Partners

LEHI, Utah, Nov. 10, 2014 -- Vivint Solar (NYSE: VSLR), today announced financial results for the three and nine months ended September 30, 2014.

“I am pleased with our performance in the third quarter. Vivint Solar continues to build momentum,” said Greg Butterfield, Vivint Solar’s CEO. “This year, the business is on track to more than double the megawatts we installed in all the previous years combined.”

Third Quarter 2014 Operating Highlights

Key operating and development highlights for the quarter ended September 30, 2014 include:

•	MW Booked of approximately 62 MWs for the quarter, up 206% year-over-year.

•	MW Installed of approximately 49 MWs, up 196% year-over-year. Total cumulative MWs installed were approximately 178 MWs as of September 30, 2014.

•	Installations were 6,935 for the quarter, up 137% year-over-year. Cumulative installations were 28,856 as of September 30, 2014.

•	Estimated Nominal Contracted Payments Remaining increased by approximately $195 million during the quarter and was approximately $842 million at September 30, 2014, up 175% year-over-year.

•	Estimated Retained Value increased by approximately $89 million during the quarter to approximately $399 million at September 30, 2014, up 172% compared to the third quarter of 2013.

•	Estimated Retained Value per Watt was $2.24 as of September 30, 2014.

Third Quarter 2014 GAAP Financial Results

Summary GAAP financial results for the quarter ended September 30, 2014 include:

•

Operating Leases and Incentives Revenue was $7.1 million, up 236% from $2.1 million in the third quarter of the prior year. Total revenue for the quarter was $8.3 million, up 266% from $2.3 million in the third quarter of the prior year.

•	Cost of Revenue – Operating Leases and Incentives was $19.5 million, up from $4.8 million in the same period of 2013.

•

Total Operating Expenses were $66.7 million, compared to $15.7 million in the third quarter of 2013. Operating expenses included non-cash stock-based compensation expense of $20.0 million and amortization of intangibles of $3.8 million.

•	Loss from Operations was $58.4 million compared to $13.5 million in the same period of 2013.

•	GAAP Net Loss Attributable to Stockholders per Diluted Share was ($0.45).

•	Non-GAAP Earnings Before Non-Controlling Interests and Redeemable Non-Controlling Interests per Share was ($0.66). See below for a further discussion of Non-GAAP Earnings per Share.

Third Quarter 2014 Financing Highlights

Vivint Solar secured additional financing during the quarter including:

•

Available Tax Equity increased in the quarter as the company closed two new investment funds with new partners, which made tax equity commitments to fund approximately 91 MWs of installations. As of quarter end, Vivint Solar’s total undeployed tax equity financing capacity was 74 MWs.

•	Financing Capacity increased as a result of entering into an aggregation credit facility pursuant to which the company may borrow up to an aggregate of $350 million in term loan borrowings.

•	Equity Financing increased in the quarter due to the sale and issuance of $103.5 million of common stock to 313 Acquisition LLC and two of the company’s directors.

•	Cash and Cash Equivalents as of September 30, 2014 were $66.1 million.

Subsequent Events

In October 2014, we closed our initial public offering of common stock that generated net proceeds to the company of approximately $301 million.

Guidance for Fourth Quarter 2014

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. These statements supersede all prior statements regarding 2014 financial results.

For the fourth quarter of 2014, we expect:

•	MW Installed: 45 to 47 MWs

•	Total Revenue: $5.5 – $6.5 million

•	Total Operating Expenses: $47 – $51 million

Earnings Conference Call

Vivint Solar will host an investor conference call and live webcast today, Monday, November 10, 2014, at 5:00 p.m. ET to discuss these financial results. To access the conference call, dial 1.877.201.0168 or 1.647.788.4901 for international callers. The conference ID is 2508 7674. A listen-only webcast will be accessible on the investor relations page of our website at http://investors.vivintsolar.com and will be archived and available on this site until November 24, 2014. Participants should follow the instructions provided on the website to download and install the necessary audio applications in advance of the call. In addition, the earnings presentation slides will be available on our Investor Relations site by 5:00 p.m. ET. This press release and the financial information discussed on today’s conference call are available on the investor relations page of our website at http://investors.vivintsolar.com.

About Vivint Solar

Vivint Solar is a leading provider of distributed solar energy – electricity generated by a solar energy system installed at a customer’s location – to residential customers in the United States. Vivint Solar’s customers pay little to no money upfront, receive significant savings relative to utility generated electricity and continue to benefit from guaranteed energy prices over the 20-year term of their contracts.  Vivint Solar finances, designs, installs, monitors and services the solar energy systems to make things easy for its customers. For more information, visit www.vivintsolar.com or follow @VivintSolar.

Note on Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, including statements regarding Vivint Solar’s growth prospects, and operating and financial results such as estimates of nominal contracted payments remaining, the capacity of solar energy systems expected to be installed, estimated total revenue, and estimated total operating expenses and the assumptions related to the calculation of the foregoing metrics.

Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Forward-looking statements should not be read as a guarantee of future performance or results, and they will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. These statements are based on current expectations and assumptions regarding future events and business performance as of the date of this press release, and they are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements, including but not limited to: the availability of additional financing on acceptable terms; changes in the retail price of traditional utility generated electricity; changes in electric utility policies and regulations; the availability of rebates, tax credits and other incentives that affect the pricing of our offering, including regulations related to net metering; changes in regulations, tariffs and other trade barriers and tax policy affecting us and our industry; our ability to manage our recent and future growth effectively, including attracting, training and retaining sales personnel and solar energy system installers;  the availability and price of solar panels and other system components, the assumptions employed in calculating our operating metrics may be inaccurate; and Vivint Solar’s limited operating history, particularly as a new public company. You should read the section captioned “Risk Factors” in the final prospectus dated September 30, 2014 related to our initial public offering, which was filed with the U.S. Securities and Exchange Commission, or SEC, on October 1, 2014, as well as the other reports the company files with the SEC from time to time, which identify certain of these and additional risks and uncertainties associated with the company’s business. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in those statements will be achieved or will occur, and actual results could differ materially from those anticipated or implied in the forward-looking statements. Except as required by law, Vivint Solar does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. You should read the documents Vivint Solar has filed with the SEC for more complete information about the company. These documents are available on both the EDGAR section of the SEC’s website at www.sec.gov and the Investor Relations section of the company’s website at www.vivintsolar.com

Vivint Solar, Inc.
Condensed Consolidated Balance Sheets
(In thousands)

	September 30,	December 31,
	2014	2013
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$66,149	$6,038
Accounts receivable, net	2,712	608
Inventories, net	559	—
Prepaid expenses and other current assets	16,720	5,938
Total current assets	86,140	12,584
Restricted cash, non-current	6,516	5,000
Solar energy systems, net	467,460	188,058
Property, net	11,034	3,640
Intangible assets, net	22,157	27,364
Goodwill	36,431	29,545
Prepaid tax asset, net	76,555	30,738
Other non-current assets, net	17,912	778
TOTAL ASSETS	$724,205	$297,707
LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS AND TOTAL EQUITY
Current liabilities:
Accounts payable	$54,761	$25,356
Accounts payable—related party	7	3,068
Distributions payable to non-controlling interests and redeemable non-controlling interests	3,879	1,576
Accrued compensation	15,680	15,491
Current portion of deferred revenue	180	68
Current portion of capital lease obligation	2,915	1,275
Accrued and other current liabilities	21,010	10,307
Total current liabilities	98,432	57,141
Capital lease obligation, net of current portion	5,457	2,486
Revolving lines of credit—related party	58,692	41,412
Long-term debt	87,000	—
Deferred tax liability, net	88,427	41,510
Deferred revenue, net of current portion	2,554	1,272
Total liabilities	340,562	143,821
Commitments and contingencies
Redeemable non-controlling interests	122,955	73,265
Stockholders’ equity:
Common stock	847	750
Additional paid-in capital	199,479	75,049
(Accumulated deficit) retained earnings	(19,710)	3,034
Total stockholders’ equity	180,616	78,833
Non-controlling interests	80,072	1,788
Total equity	260,688	80,621
TOTAL LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS AND TOTAL EQUITY	$724,205	$297,707

Vivint Solar, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Revenue:
Operating leases and incentives	$7,131	$2,123	$15,798	$3,916
Solar energy system and product sales	1,202	151	2,600	283
Total revenue	8,333	2,274	18,398	4,199
Operating expenses:
Cost of revenue—operating leases and incentives	19,515	4,811	47,161	12,824
Cost of revenue—solar energy system and product sales	627	32	1,510	108
Sales and marketing	5,220	2,105	16,229	4,995
Research and development	431	—	1,403	—
General and administrative	37,170	5,135	63,276	9,967
Amortization of intangible assets	3,727	3,649	11,155	10,946
Total operating expenses	66,690	15,732	140,734	38,840
Loss from operations	(58,357)	(13,458)	(122,336)	(34,641)
Interest expense	3,261	963	7,335	1,954
Other expense	297	541	1,462	1,063
Loss before income taxes	(61,915)	(14,962)	(131,133)	(37,658)
Income tax (benefit) expense	(10,222)	31	(3,286)	76
Net loss	(51,693)	(14,993)	(127,847)	(37,734)
Net loss attributable to non-controlling interests and redeemable non-controlling interests	(16,415)	(37,848)	(105,103)	(40,155)
Net (loss attributable) income available to common stockholders	$(35,278)	$22,855	$(22,744)	$2,421
Net (loss attributable) income available per share to common stockholders:
Basic	$(0.45)	$0.30	$(0.30)	$0.03
Diluted	$(0.45)	$0.30	$(0.30)	$0.03
Weighted-average shares used in computing net (loss attributable) income available per share to common stockholders:
Basic	78,428,498	75,000,000	76,159,639	75,000,000
Diluted	78,428,498	75,000,912	76,159,639	75,013,624

Vivint Solar, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended
	September 30,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(51,693)	$(14,993)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,426	304
Amortization of intangible assets	3,769	3,649
Stock-based compensation	20,030	336
Amortization of deferred financing costs	855	—
Noncash contributions for services	62	40
Noncash interest expense	1,403	963
Deferred income taxes	9,702	15,091
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	(192)	(306)
Inventories, net	5	—
Prepaid expenses and other current assets	(2,682)	(364)
Prepaid tax asset, net	(22,017)	(14,714)
Other non-current assets, net	(5,079)	(241)
Accounts payable	(3,848)	1,322
Accounts payable—related party	(2,300)	930
Accrued compensation	565	2,333
Deferred revenue	660	109
Accrued and other current liabilities	1,680	765
Net cash used in operating activities	(46,654)	(4,776)
CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for the cost of solar energy systems	(99,163)	(43,652)
Payments for property	(2,908)	—
Change in restricted cash	84	—
Purchase of intangible assets	(269)	—
Proceeds from U.S. Treasury grants	—	2,232
Net cash used in investing activities	(102,256)	(41,420)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from investment by non-controlling interests and redeemable non-controlling interests	83,417	62,019
Proceeds from issuance of common stock	103,500	—
Distributions paid to non-controlling interests and redeemable non-controlling interests	(3,552)	(591)
Proceeds from long-term debt	87,000	—
Payments on short-term debt	(75,500)	—
Proceeds from revolving lines of credit—related party	40,500	40,000
Payments on revolving lines of credit—related party	(40,500)	(40,000)
Principal payments on capital lease obligations	(695)	(267)
Payments for deferred offering costs	(4,341)	—
Net cash provided by financing activities	189,829	61,161
NET INCREASE IN CASH AND CASH EQUIVALENTS	40,919	14,965
CASH AND CASH EQUIVALENTS—Beginning of period	25,230	—
CASH AND CASH EQUIVALENTS—End of period	$66,149	$14,965

Vivint Solar, Inc.
Key Operating Metrics

	Three Months Ended
	September 30,	June 30,	September 30,
	2014	2014	2013

Installations	6,935	5,406	2,921
Megawatts installed	48.6	36.8	16.4
Cumulative installations	28,856	21,921	10,375
Cumulative megawatts installed	178.2	129.7	55.6
Estimated nominal contracted payments remaining (in millions)	$842.3	$647.5	$306.8
Estimated retained value under energy contract (in millions)	$316.7	$246.2	$116.1
Estimated retained value of renewal (in millions)	$81.8	$63.7	$30.2
Estimated retained value (in millions)	$398.6	$309.9	$146.3
Estimated retained value per watt	$2.24	$2.39	$2.64

Non-GAAP Earnings per Share (EPS) Before Non-controlling Interests

While GAAP EPS is based upon net (loss attributable) income to common stockholders, we also report non-GAAP based upon net loss. The only difference between GAAP EPS and non-GAAP EPS is the sole line item net (loss attributable) income to non-controlling interests and redeemable non-controlling interests.

Under GAAP accounting, we report net (loss attributable) income to non-controlling interests and redeemable non-controlling interests to reflect our joint venture fund investors’ allocable share in the results of these joint venture financing funds. Net (loss attributable) income to non-controlling interests and redeemable non-controlling interests is calculated based primarily on the hypothetical liquidation at book value, or HLBV, method, which assumes that the joint venture funds are liquidated at the reporting date, even though liquidation may or may not ever occur. Additionally the returns that will be allocated to the investors over the expected terms of the funds may differ significantly from the amounts calculated under the HLBV method. Accordingly, we also report non-GAAP EPS based on earnings before net (loss attributable) income to non-controlling interests and redeemable non-controlling interests per share, which we view as a better measure of our operating performance.  The use of non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for our financial results prepared in accordance with GAAP.

According to this definition, non-GAAP earnings before the allocation of loss attributable to non-controlling interests and redeemable non-controlling interests per share was ($0.66) in the third quarter of 2014 and ($1.68) year-to-date.

Vivint Solar, Inc.
Non-GAAP Net Loss per Share
(In thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Net loss	$(51,693)	$(14,993)	$(127,847)	$(37,734)
Net loss per share:
Basic	$(0.66)	$(0.20)	$(1.68)	$(0.50)
Diluted	$(0.66)	$(0.20)	$(1.68)	$(0.50)
Weighted-average shares used in computing net loss per share:
Basic	78,428,498	75,000,000	76,159,639	75,000,000
Diluted	78,428,498	75,000,912	76,159,639	75,013,624

Glossary of Definitions

“Installations” represents the number of solar energy systems installed on customers’ premises.

“MWs or megawatts” represents the DC nameplate megawatt production capacity.

“MW Booked” represents the aggregate megawatt nameplate capacity of solar energy systems that were permitted during the period net of cancellations in the period.

“MW Installed” represents the aggregate megawatt nameplate capacity of solar energy systems that have been installed during the applicable period.

“Nominal Contracted Payments Remaining” equals the sum of the remaining cash payments that Vivint Solar’s customers are expected to pay over the term of their agreements for systems installed as of the measurement date. For a power purchase agreement, Vivint Solar multiplies the contract price per kilowatt-hour by the estimated annual energy output of the associated solar energy system to determine the estimated nominal contracted payments. For a customer lease, Vivint Solar includes the monthly fees and upfront fee, if any, as set forth in the lease.

“Retained Value” represents the net cash flows, discounted at 6%, that Vivint Solar expects to receive from customers pursuant to long-term customer contracts net of estimated cash distributions to fund investors and estimated operating expenses for systems installed as of the measurement date. For purposes of the calculation, Vivint Solar aggregates the estimated retained value from the solar energy systems during the typical 20-year term of Vivint Solar’s contracts, which Vivint Solar refers to as estimated retained value under energy contracts, and the estimated retained value associated with an assumed 10-year renewal term following the expiration of the initial contract term, which Vivint Solar refers to as estimated retained value of renewal. To calculate estimated retained value of renewal, Vivint Solar assumes all contracts are renewed at 90% of the contractual price in effect at the expiration of the initial term.

“Retained Value per Watt” is calculated by dividing the estimated retained value as of the measurement date by the aggregate nameplate capacity of solar energy systems under long-term customer contracts that have been installed as of such date, and is subject to the same assumptions and uncertainties as estimated retained value.

“Undeployed Tax Equity Financing Capacity” represents a forecast of the amount of megawatts that can be deployed based on committed available tax equity financing for Energy Contracts.

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Investor Contact:

Vivint Solar
Rob Kain
Vice President of Investor Relations
801-234-7066

ir@vivintsolar.com

Media Contact:

Vivint Solar
Kady Cooper
Director of Public Relations
415-706-9778

kady.cooper@vivintsolar.com